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                                                                    EXHIBIT 99.1


-                                                    INVESTOR RELATIONS CONTACT:
- JDA SOFTWARE GROUP, INC.                Lawrence Delaney, Jr  The Berlin Group
- NEWS RELEASE                  PH: (310) 577-5282; Email: larry@berlingroup.com
-
-                                                  JDA PUBLIC RELATIONS CONTACT:
-                          Maureen N. Tuskai, Director, Corporate Communications
-                           Phone: (480) 308-3233; Email: maureen.tuskai@jda.com
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          JDA RESPONDS TO RETAILERS' MULTI-BILLION CO-OP AD COLLECTION
                     CHALLENGES WITH THE PURCHASE OF ZAPOTEC

   JDA TO DELIVER ADDED VALUE TO RETAILER/MANUFACTURER COLLABORATION ON TRADE
                           ADVERTISING AND PROMOTIONS

SCOTTSDALE, ARIZ. - FEBRUARY 5, 2001 - JDA(R) SOFTWARE GROUP, INC. (Nasdaq:
JDAS) announced today that it has completed the purchase of all the software products of ZAPOTEC SOFTWARE, INC., a niche leader in the trade allowance management segment, for an undisclosed sum. The purchase furthers JDA's position as the premier provider of ROI-driven solutions for the retail and CPG industry by adding Zapotec's applications that manage and streamline the laborious set up, calculation and collection of co-operative advertising and promotion expenditures between retailers and their manufacturing partners. The transaction was accounted for as a purchase transaction and is not material to the Company's financial position.

         "According to NAPAA, the Promotional Allowance Association, retailers are missing opportunities of up to $20 billion of available manufacturer-sponsored promotional and advertising funds," commented JDA CEO JIM ARMSTRONG. "Without the tools to track and manage manufacturer trade allowances, many retailers are simply not aware of how much co-op advertising funds and vendor rebates that they are leaving on the table. With our expansive client base and successful back-selling track record, we see a tremendous opportunity to license the Zapotec products to our existing and prospective clients, who will welcome the time-savings benefits that these products can deliver."

         "Retailers and manufacturers have a common goal in maximizing gross margin while improving inventory productivity," commented KEVIN STADLER, SENIOR VICE PRESIDENT, COLLABORATIVE BUSINESS SOLUTIONS. "By integrating the Zapotech applications with JDA's Portfolio solutions we enhance the ability of all supply chain partners to more effectively collaborate on promotional effectiveness, ensure higher customer satisfaction and better ROI.

         " As a result of the purchase, JDA will add Zapotec's 75 clients to its list, including current JDA client's London Drugs and GART Sports.

JDA GAINS ROI-DRIVEN PRODUCTS

         Zapotec set the standard for trade allowance management systems with the 1997 launch of ProMax, an integrated software solution that enables retailers, suppliers and distributors to manage their trade allowance programs by automating the contract fulfillment, claim generation and accounts receivable processes.


For Immediate Release                                                  Continued
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         In addition to ProMax, JDA will also gain Zapotec's Ad Plan application, designed to transform the management of advertising and promotion programs. Currently in development, Ad Plan will integrate all facets of advertising and promotional planning, such as budgeting, secondary research, media buying, merchandise content and trade allowance tracking, within a community of resellers, suppliers, advertising agencies and media companies.

         By combining the Zapotec applications with its existing JDA Portfolio(TM) functions such as competitive and expert pricing, auto progressive markdowns, and price modeling and simulation, JDA continues its leadership in delivering superior margin-management applications for both retailers and manufacturers. JDA believes that the integration of ProMax with its Merchandise Management System(TM), Open DataBase Merchandise System(TM) and other JDA Portfolio applications will be finalized in the first half of 2001. Since Zapotec applications were developed using complementary technologies to several of JDA's existing products, the Company expects the integration to be completed with ease.

ZAPOTEC CO-FOUNDER JOINS JDA

         As part of the purchase, JDA has hired Zapotec co-founder Jennifer French. An industry veteran with over 16 years of product technology, development and delivery experience, French will join JDA's new product development organization.

"We are very pleased to join the market leader and believe our unique applications will serve as another competitive advantage for JDA," commented French. "With JDA's history of significant research and development expenditures, we will be able to accelerate our enhancement and development of Zapotec applications to keep pace with technology advances and market demands. I am confident that this purchase will greatly benefit Zapotec's current associates, business partners, and most importantly, our valued customers."

         Zapotec's business will now operate as JDA Software, Inc. In addition to French, JDA has hired former Zapotec sales, consulting, development and support staff, all of whom will relocate from Zapotec's Golden, Colorado office to new facilities, enabling JDA to run this office more efficiently.

ABOUT JDA SOFTWARE GROUP

         With more than 1,000 retail and 2,500 manufacturing clients, JDA Software Group, Inc. (NASDAQ:JDAS) is the global leader in providing integrated software and professional services that address real-world issues to help multi-channel companies manage their mission critical operations. By capitalizing on its market position and financial strength, JDA commits significant resources in furthering its next generation of retail intelligent solutions that exploit the power of the Internet to meet emerging business needs. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs approximately 1,100 associates



[JDA LETTERHEAD]
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JDA Acquires Zapotec
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operating from 27 offices in major cities throughout North America, South
America, Europe, Asia and Australia. For more information, visit JDA at http://www.jda.com.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding: (i) our plans to back-sell Zapotec's products into our existing customer base; (ii) our plans to integrate Zapotec's products to our products, particularly MMS and ODBMS in the first half of 2001, to offer a product that will increase our client's profits; and (iii) our plans to complete the development of Ad Plan. Future events may involve risks and uncertainties, among which are uncertainties related to: (a) the demand of our customer base and the retail market in general for Pro Max, particularly since the market for trade allowance management software is not mature, and since Zapotec did not market or license ProMax significantly in 2000 because it was focussed on the development of internet-based products; (b) the amount of work necessary to fully integrate ProMax with MMS and ODBMS, which is difficult to assess prior to actually beginning such integration work; (c) the amount of work necessary to complete the development of Ad Plan, which may be significantly more than we currently anticipate even though the technologies appear to be complementary; and (d) other risks detailed in the prospectuses relating to the our 1998 public offering, and which are and will be detailed from time to time in SEC reports filed by the Company. JDA undertakes no obligation to update information in this release.

In addition to the specific risks identified in the proceeding paragraph, acquisitions involve a number of special risks, including diversion of management's attention to the assimilation of the operations and personnel of acquired businesses, costs related to the acquisition and the integration of acquired businesses, products, technologies and employees into our business and product offerings. Achieving the anticipated benefits of any acquisition will depend, in part, upon whether the integration of the acquired business, products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate any acquisition we may pursue, and any related diversion of management's attention, could have a material adverse effect on our business, operating results and financial condition. Moreover, there can be no assurance that any products acquired will gain acceptance in our markets, that we will be able to penetrate new markets successfully or that we will obtain the anticipated or desired benefits of such acquisitions. Any acquisition we pursue or consummate could result our incurring debt and contingent liabilities, amortization of goodwill and other intangibles, purchased research and development expense, other acquisition-related expenses and the loss of key employees, any of which items could have a material adverse effect on our business, operating results and financial condition.

JDA is a registered trademarks with the United States Patent and Trademark Office. JDA Portfolio, Merchandise Management System, Open Database Merchandising System, and ProMax are trademarks of JDA Software Group, Inc.. All other company, product or services names referenced in this release may be registered trademarks or trademarks of their respective owners.



[JDA LETTERHEAD]